FORM OF FACE OF FIXED RATE NOTE

[Insert any legend required by the IRC]


Registered                                                      Principal Amount
                             SBC COMMUNICATIONS INC.            $
No. A-                                                          CUSIP

                           MEDIUM-TERM NOTE, SERIES A
                   Due Nine Months or More From Date of Issue

If applicable, the "Total Amount of OID," "Yield to Maturity" and "Initial Accrual Period OID" (computed under the Approximate Method) below will be completed solely for the purpose of applying the federal income tax Original Issue Discount ("OID") rules.

ISSUE PRICE:                            ADDITIONAL TERMS:

ORIGINAL ISSUE DATE:                    MATURITY DATE:

INTEREST RATE:                          TOTAL AMOUNT OF OID:

RECORD DATES:                           YIELD OF MATURITY:

INTEREST PAYMENT DATES:                 INITIAL ACCRUAL PERIOD OID:

SPECIFIED CURRENCY:                     EXCHANGE RATE AGENT:

MINIMUM DENOMINATIONS:
(Applicable only if Specified
Currency is other than U.S. Dollars)

INITIAL REDEMPTION DATE:                THE OPTIONAL  REDEMPTION  PRICE SHALL BE
                                        ___%  OF THE  PRINCIPAL  AMOUNT  OF THIS
                                        NOTE TO BE REDEEMED AND SHALL DECLINE AT
                                        EACH ONE YEAR ANNIVERSARY OF THE INITIAL
                                        REDEMPTION DATE BY ___% OF THE PRINCIPAL
                                        AMOUNT TO BE REDEEMED UNTIL THE OPTIONAL
                                        REDEMPTION   PRICE   IS   100%  OF  SUCH
                                        PRINCIPAL  AMOUNT.

OPTIONAL REPAYMENT DATE(S):

REPAYMENT TERMS:

SBC COMMUNICATIONS INC., a Delaware corporation (herein called "SBC"), for value received, hereby promises to pay to ___________________________________________,
or registered assigns, the principal sum of___________________________ dollars ($__________ on the Maturity Date specified above, and to pay interest on said principal sum, on the Interest Payment Dates specified above and on the Maturity Date, commencing on the next Interest Payment Date succeeding the Original Issue Date specified above, at the Interest Rate specified above, from the Original Issue Date or the most recent date to which interest has been paid or duly provided for, until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest at the Interest Rate. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date, will be paid to the person in whose name this Note is registered on the close of business on the Record Date specified above (whether or not a Business Day (as defined below)) next preceding such Interest Payment Date, unless the Original Issue Date occurs between such Record Date and such Interest Payment Date, in which case the interest will be paid on the Interest Payment Date following the next succeeding Record Date to the Person in whose name the Note shall have been registered on the Original Issue Date. Principal, premium, if any, and interest payable on the Maturity Date or the date fixed for redemption, as the case may be, will be payable to the Person in whose name this
Note is registered on the Maturity Date or the date fixed for redemption, as the case may be.

Payment of the principal, premium, if any, and interest on this Note due at the Maturity Date or upon redemption will be made at the Maturity Date or upon redemption, as the case may be, upon presentation of this Note, in immediately available funds, at the office or agency of SBC maintained for that purpose in the Borough of Manhattan, The City of New York. Payment of interest on this Note due on an Interest Payment Date will be paid, if the Note is not a Global Security, by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register (notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and term (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such interest payments in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Record Date), and if the Note is a Global Security, by wire transfer to The Depository Trust Company or its nominee, in accordance with the Medium-Term Notes, Series A Administrative Procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in the city of New York are not required or authorized by law to close.

All payments in respect of this Note will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, SBC or its agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to SBC's paying agent (the "Paying Agent") in the city of New York, which must be received by the Paying Agent on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date or the date fixed for redemption, as the case may be. Such election will remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date or the date fixed for redemption, as the case may be. Until the Notes are paid or payment therefor is provided for, SBC will, at all times, maintain a Paying Agent in the city of New York capable of performing the duties described herein to be performed by the Paying Agent. If SBC determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond SBC's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder thereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, until SBC determines that the Specified Currency is again available for making such payments.

In the event of an official redenomination of the Specified Currency shown above, the obligations of SBC with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event, however, shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

IN WITNESS WHEREOF, SBC COMMUNICATIONS INC. has caused this instrument to be signed in its name by the facsimile signatures of its Senior Executive Vice President and Chief Financial Officer and Assistant Treasurer and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated: _____________                   SBC COMMUNICATIONS INC.


                                       By: ______________________________
                                           Donald E. Kiernan
                                           Senior Executive Vice President,
                                           Chief Financial Officer

                                       By: ___________________________
                                           Michael D. Wagner
                                           Assistant Treasurer

Trustee's Certificate of Authentication

This is one of the Medium-Term Notes of
the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By: ______________________________
      Authorized Signature

Agency for transfer, exchange and payment:   THE BANK OF NEW YORK

                       FORM OF REVERSE OF FIXED RATE NOTE

                             SBC COMMUNICATIONS INC.
                           MEDIUM-TERM NOTE, SERIES A


This Note is one of a duly authorized issue of notes of SBC (the "Securities") of the series specified on the face hereof (hereinafter called the "Notes")
unlimited in aggregate principal amount, issued or to be issued under and pursuant to an indenture dated as of November 1, 1994 between SBC, and The Bank of New York, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which indenture and all indentures supplemental thereto (collectively, the "Indenture") reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, SBC and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture.

Unless otherwise specified on the face hereof, the authorized denominations of Notes denominated in U.S. dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denomination of Notes denominated in a currency or currency unit other than U.S. dollars will be set forth on the face hereof.

References herein to "U.S. dollars" or to "U.S.$" are to the currency of the United States of America.

If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in the city of New York selected by the Exchange Rate Agent and approved by SBC (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency that would otherwise be payable on such payment date in respect of all Securities denominated in such Specified Currency. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable as provided below.

If the Specified Currency is other than U.S. dollars and the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond SBC's control, SBC will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in the city of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to the applicable payment date. In the event such Market Exchange Rate is not then available, SBC will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before the division.

All currency exchange costs will be borne by SBC unless the Holder of this Note has made an election to receive all payments in a Specified Currency other than U.S. dollars. In that case, the Holder of this Note shall bear its pro-rata portion of currency exchange costs, if any, with all other electing Holders by deductions from payments otherwise due.

This Note may be redeemed prior to its Maturity Date at the option of SBC on and after the Initial Redemption Date specified on the face hereof, as a whole or in part, at an Optional Redemption Price determined as specified on the face hereof, together with accrued interest to the date fixed for redemption; provided, however, that if no Initial Redemption Date is so specified, then this Note may not be redeemed prior to its Maturity Date; provided, further, that installments of interest on this Note whose stated maturity is on or prior to any such date fixed for redemption will be payable to the Holder of this Note of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Notice of redemption, if applicable, will be given by mail to Holders of Notes not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

This Note may be repaid prior to its Maturity Date at the option of the Holder on and after the Optional Repayment Date(s) specified on the face hereof, as a whole or in part, subject to the Repayment Terms as specified on the face hereof, together with accrued interest to the date fixed for repayment; provided, however, that if no Optional Repayment Date is specified, then this Note may not be repaid prior to its Maturity Date; provided, further, that installments of interest on this Note whose stated maturity is on or prior to any such date fixed for repayment will be payable to the

Holder of this Note of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; provided, further, that the repayment option may be exercised by the Holder of this Note for less than the entire principal amount of this Note only if the principal amount of this Note remaining outstanding after repayment, if any, is an authorized denomination. Notice of the Holder's exercise of its repayment option must be received by the Trustee at the principal office of the corporate trust department of the Trustee in The City of New York at least 30 days, but not more than 45 days, prior to the date fixed for repayment.

In case an Event of Default, as defined in the Indenture, with respect to the Notes, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

If this Note is an OID Note, the amount payable in the event of redemption or acceleration of the Maturity Date, in lieu of the principal amount due at the stated Maturity Date hereof, shall be the Amortized Face Amount of this Note as of the Redemption Date or the date of such acceleration.

The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.

The Indenture contains provisions permitting SBC and the Trustee with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by SBC with any provisions of the Indenture or the Securities of any such series except a default in the payment of the principal of or interest on any Security. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not a notation of such waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of SBC, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

The Notes are issued in registered form without coupons.

When Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations and like tenor, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. SBC will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Ownership of Notes shall be proved by the register for the Notes kept by the Registrar. SBC, the Trustee and any agent of SBC may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

No director, officer, employee or stockholder, as such, of SBC shall have any liability for any obligations of SBC under this Note, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the state of New York.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (please print or typewrite name and address including postal zip code of assignee)

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________    attorney    to
transfer said Note on the books of SBC, with full power of substitution in the premises.

Date:______________________             Signature:______________________________

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.